Exhibit 13

Ultrapar Participações S.A. and Subsidiaries

CERTIFICATION PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

The certification set forth below is being submitted in connection with the Annual Report of Ultrapar Participações S.A. (the “Company”) for the year ended December 31, 2021 (the “Report”) for the purpose of complying with Rule 13a-14(b) or Rule 15d-14(b) of the Securities Exchange Act of 1934 (the “Exchange Act”) and Section 1350 of Chapter 63 of Title 18 of the United States Code.

Marcos Marinho Lutz, the Chief Executive Officer, and Rodrigo de Almeida Pizzinatto, the Chief Financial Officer of the Company, each certifies that, to the best of their respective knowledge:

1.        the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.        the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: April 25, 2023

By:	/S/ MARCOS MARINHO LUTZ
Name:	Marcos Marinho Lutz
Title:	Chief Executive Officer

Date: April 25, 2023

By:	/S/ RODRIGO DE ALMEIDA PIZZINATTO
Name:	Rodrigo de Almeida Pizzinatto
Title:	Chief Financial and Investor Relations Officer

ULTRAPAR PARTICIPAÇÕES S.A.